SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

July 18, 2017

Newmont Mining Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-31240

(Commission File Number)

84-1611629

(I.R.S. Employer Identification No.)

6363 South Fiddlers Green Circle

Greenwood Village, Colorado 80111

(Address of principal executive offices) (zip code)

(303) 863-7414

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.                                        Election of Directors.

On July 18, 2017, the Board of Directors (the “Board”) of Newmont Mining Corporation (the “Company”) voted to increase the size of the Board from 10 to 12 members and appointed Sheri Hickok and Molly Zhang to serve on the Board as independent directors. In addition, Ms. Hickok and Dr. Zhang were both appointed to serve on the Safety and Sustainability Committee.

There are no special arrangements or understandings between these new directors and any other persons pursuant to which either new director was selected for election.  There have been no transactions with related persons in which either Ms. Hickok or Dr. Zhang had a direct or indirect interest required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with their election to the Board, each of Ms. Hickok and Dr. Zhang will be granted a director stock award having a fair market value of $120,000 under the Company’s 2013 Stock Incentive Plan and will receive compensation as non-employee directors in accordance with the Company’s director compensation policies described in its 2017 Proxy Statement, dated March 3, 2017.

Ms. Sheri Hickok, age 39, recently joined GE Renewable Energy in July 2017 as General Manager, Global Product Development, Onshore Wind. Prior to her current role, Ms. Hickok served as Executive Chief Engineer, Autonomous Partnerships & Fleets at General Motors Company from 2016 to 2017; as Chief Engineer, Next Generation Full Size Trucks from 2014 to 2016; and as Executive Director, Global Supplier Quality and Development from 2012 to 2014. During her 22 year tenure with General Motors Company, Ms. Hickok held various engineering, design and program management positions. Ms. Hickok holds a Bachelor’s degree in Mechanical Engineering from Kettering University, a Master’s degree in Engineering from Purdue University, and a Master’s degree in Business Administration from the University of Michigan.

Dr. Molly P. Zhang (also known as Peifang Zhang), 56, served in a number of senior executive roles for Orica Ltd., including as Vice President, Asset Management for Orica Limited in 2016 until her retirement, as Global Manufacturing Executive and Vice President, Initiation Systems and Packaged Emulsion Explosives from 2012 through 2015, and as General Manager, Global Manufacturing and Supply Chain for Orica Mining Service Business from 2011 to 2012. Prior to her service with Orica, Dr. Zhang served in various global executive positions in Germany, China, Thailand and the United States with The Dow Chemical Company from 1989 to 2011. Dr. Zhang holds a Master of Science Degree in Chemistry and a Ph.D. in Chemical Engineering from Technical University of Clasthal, Germany.

For additional information regarding these new directors, please see the news release attached as Exhibit 99.1.

Item 9.01.                                        Financial Statements and Exhibits.

Exhibit
Number	Description

99.1	News Release dated July 19, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By:	/s/ Logan Hennessey
Name:	Logan Hennessey
Title:	Vice President, Associate General Counsel and Corporate Secretary

Dated:  July 19, 2017

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	News Release dated July 19, 2017